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                                                                  EXHIBIT 10.7


                                PROMISSORY NOTE


U.S.$120,000                               MIAMI, FLORIDA, March 27, 1997


     FOR VALUE RECEIVED, the undersigned (jointly and severally, if more than one) promises to pay to the order of SILVERTOWN INTERNATIONAL CORP., a corporation organized the laws of the country of Panama, the principal sum of One Hundred Twenty Thousand U.S. Dollars ($120,000), together with interest thereon from date, at the rate of 6% (PERCENT) per annum until maturity on the balance from time to time remaining unpaid. Said principal and interest shall be payable in lawful money of the United States of America at Miami, Florida, or at such place as may hereafter be designated by written notice from the holder of the maker hereof, on the date(s) and in the amounts specified below:

          Principal together with accrued interest are due and payable on or before Three (3) Months from the date hereof.

     The undersigned has the option to extend the payment term on this note for an additional three (3) months. Such option may be exercised by providing written notice to the holder hereof by the undersigned no later than five (5) days before the due date hereof. If the undersigned chooses to extend the payment term, then this note will bear interest at 10% (PERCENT) per annum until maturity on the balance then remaining unpaid.

     All payments shall apply first to accrued interest, and the remainder, if any, to reduction of principal. If any installment of principal is not paid when due, or upon any default in the performance of any of the covenants or agreements of this note, or of any instrument now or hereafter evidencing or securing this note or the obligation represented hereby, the whole indebtedness (including principal and interest) remaining unpaid, shall, at the option of the holder, become immediately due, payable and collectible, and while in default, this note and deferred interest shall bear interest at the rate of 12% (PERCENT) per annum. Each maker and endorser severally waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold each of them liable as makers and endorsers. Each maker and endorser further agrees, jointly and severally, to pay all costs of collection, including reasonable attorney fees in case the principal of this note or any payment on the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

                                   JET AVIATION TRADING, INC.



Payable at Miami, Florida, USA     By: /s/ Joseph J. Nelson      (Seal)
           ----------------------     ---------------------------
                                      Joseph J. Nelson, President

           ----------------------
           or such other place as
           shall be designated by
           the holder of this
           note in writing.